UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004

SOUTHWEST BANCORPORATION OF TEXAS, INC.

(Exact name of registrant as specified in charter)

Texas (State of Incorporation)	000-22007 (Commission File No.)	76-0519693 (I.R.S. Employer Identification No.)

4400 POST OAK PARKWAY HOUSTON, TEXAS (Address of Principal Executive Offices)		77027 (Zip Code)

(713) 235-8800 (Registrant’s Telephone Number, Including Area Code)

Item 7 (c). Exhibits.

Exhibit 99.1 Press Release dated February 2, 2004.

Item 5. Other Events and Regulation FD Disclosure.

On February 2, 2004, Southwest Bancorporation of Texas, Inc. issued a press release announcing the completion of its merger with Reunion Bancshares, Inc., the parent company of Lone Star Bank. Additionally, the Company announced its plan to open a full-scale operations center in downtown Dallas in the second quarter of 2004. The press release is attached hereto as Exhibit 99.1. The foregoing description is qualified by reference to such exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORPORATION OF TEXAS, INC.
Dated: February 2, 2004	By:	/s/ Laurence L. Lehman III
Laurence L. Lehman III
Controller

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INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated February 2, 2004.

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